EXHIBIT 10.11(i)

EIGHTH AMENDMENT TO LEASE

(Folsom)

THIS EIGHTH AMENDMENT TO LEASE (this “Amendment”) is made and entered into as of December 20, 2021, by and between SYUFY ENTERPRISES, L.P., a California limited partnership (“Landlord”) and CENTURY THEATRES, INC., a California corporation (“Tenant”). Capitalized terms used in this Amendment without definition shall have the meanings ascribed to such terms in the Lease (as hereinafter defined).

RECITALS

A.
Landlord, as landlord, and Century Theatres of California, Inc. (“Original Tenant”), as tenant, entered into that certain Lease dated December 1, 1995 (as amended, the “Lease”), pursuant to which Landlord leased to Original Tenant and Original Tenant leased from Landlord that certain Premises located at 261 Iron Point Road, Folsom, California, which Premises are more particularly described in the Lease.

B. Tenant has succeeded to the interests and assumed the obligations of Original Tenant as the tenant under the Lease.

C. Landlord and Tenant entered into that certain Seventh Amendment to Lease dated July 9, 2021 (the “Seventh Amendment”).

D. Landlord and Tenant desire to amend the Lease upon the terms and conditions contained herein.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained, Landlord and Tenant hereby agree that the Lease shall be and is hereby amended as follows:

1. Recitals Incorporation. All of the provisions of the Recitals set forth above are incorporated into this Agreements section of this Amendment.

2. Rent.

(a) In the Seventh Amendment, in Section 3 (Rent), the first sentence is deleted in its entirety and is replaced with the following:

“Commencing on October 1, 2021, and continuing until the end of the Second Renewal Term, in lieu of Annual Fixed Rent and Percentage Rent only, Tenant shall pay to Landlord “Modified Rent” in an amount equal to the greater of (i) Five Hundred Thousand and 00/100 Dollars ($500,000.00) per annum (payable in advance on the first day of each month in equal monthly installments of $41,666.67 per month), or (ii) ten percent (10%) of Gross Sales per month. However, during the entire Second Renewal Term, Tenant shall continue to pay all Impositions, any common area maintenance charges and any and all other charges due from or to be paid by Tenant under the Lease (including, but not limited to, Tenant’s payment of all real estate taxes for the Entire Premises and/or the Improvements on the Entire Premises), as provided in the Lease. Such Impositions, common area maintenance charges and any and all other charges due from or to be paid by Tenant under the Lease shall be in addition to, and shall not be included in, “Modified Rent””.

EXHIBIT 10.11(i)

(b) In the event that Landlord paid for any such Impositions, common area maintenance charges or any other charges due from or to be paid by Tenant under the Lease (including, but not limited to, Landlord’s payment of any component of 2021 - 2022 real estate taxes for the Entire Premises and/or the Improvements on the Entire Premises), Tenant shall reimburse Landlord for such payment(s) within thirty (30) days after Tenant receives an invoice therefor from Landlord.

3. Lease in Full Force and Effect. Effective as of the date of this Amendment, the provisions of this Amendment are expressly incorporated into the provisions of the Lease, and the provisions of this Amendment shall become effective on the date of this Amendment, unless a different date for the effectiveness of a provision of this Amendment is specifically indicated herein, including the provisions of Section 2(a) hereof, which shall be in effect commencing on October 1, 2021, instead of the date of this Amendment. Except as specifically amended by this Amendment, the Lease shall continue in full force and effect for the balance of the Lease Term. In the event of any conflict between the provisions of the Lease (including the Seventh Amendment) and the provisions of this Amendment, the provisions of this Amendment shall supersede and prevail.

4. Authority. Tenant represents and warrants to Landlord that Tenant is duly authorized to enter into this Amendment and that all required consents and approvals of any lender or other third party required for Tenant’s execution of this Amendment have been obtained. Landlord represents and warrants to Tenant that Landlord is duly authorized to enter into this Amendment and that all required consents and approvals of any lender or other third party required for Landlord’s execution of this Amendment have been obtained.

5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but any number of which, taken together, shall constitute one and the same instrument. This Amendment shall not become effective as an amendment or modification to the Lease unless and until it has been executed and delivered by Landlord and Tenant.

6. Successors and Assigns. This Amendment shall bind, and inure to the benefit of, the parties hereto and their respective successors and assigns.

7. Further Instruments. The parties hereto covenant and agree that they shall execute such other and further instruments and documents as are or may become necessary or convenient to effectuate and carry out the objectives of this Amendment.

8. No Oral Agreements. This Amendment contains the entire agreement between Landlord and Tenant with respect to the subject matter hereof. It is understood that there are no oral agreements between Landlord and Tenant affecting the Lease as hereby amended, and this Amendment supersedes and cancels any and all previous negotiations, representations, agreements, and understandings, if any, between Landlord and Tenant and their respective agents and employees with respect to the subject matter hereof, and none shall be used to interpret or construe the Lease as hereby amended. Except as herein otherwise provided, no alteration, amendment, change, or addition to the Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by Landlord and Tenant.

[Signature Page Follows.]

EXHIBIT 10.11(i)

IN WITNESS WHEREOF, Landlord and Tenant have entered into this Amendment as of the date first written above.

LANDLORD: TENANT:

SYUFY ENTERPRISES, L.P., CENTURY THEATRES, INC.,

a California limited partnership a California corporation

By: Syufy Properties, Inc., By: /s/ Jay Jostrand

a California Corporation, Name: Jay Jostrand

its General Partner Title: Executive Vice President

Real Estate & Construction

By: /s/ Wiliiam Vierra

Name: William Vierra

Title: Sr. Vice President